                                                                     Exhibit 4.1

                         STOCK TRANSFER RESTRICTION AND
                          REGISTRATION RIGHTS AGREEMENT

                                  JULY 1, 2006


         THIS STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 1, 2006, is by and among (1) Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the "Company"), (2) Mark T. Lieberman, Deborah S. Lieberman, The Trust (Living) of Marianne Lieberman and The Trust (Living) of Carolyn M. Grant (collectively, the "Principal Stockholders"), and (3) Molly A. McGuire Lieberman, Karen Lieberman-Daly, Richard L. Frick and the Lieberman Business Trust (collectively, and together with the Principal Stockholders, the "Stockholders"). Reference is made to that certain Stock Purchase Agreement, dated as of May 20, 2006 (the "Stock Purchase Agreement"), by and among the Company, Clear Channel Outdoor, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Buyer"), IN-TER-SPACE Services Inc., a Pennsylvania corporation ("ISI"), and the Stockholders (in their capacity as the holders of all of the capital stock of ISI). All capitalized terms used but not defined in this Agreement will have the respective meanings ascribed thereto in the Stock Purchase Agreement.

                               W I T N E S S E T H

         WHEREAS, this is the Stock Transfer Restriction and Registration Rights Agreement referred to in the Stock Purchase Agreement; and

         WHEREAS, pursuant to the Stock Purchase Agreement, the Buyer will acquire all of the outstanding shares of ISI from the Stockholders; and

         WHEREAS, the purchase price Buyer shall pay to the Stockholders for their shares of ISI shall consist of cash and shares of CCO Common; and

         WHEREAS, the Stockholders' agreement to certain restrictions on their subsequent transfer of shares of CCO Common, and the grant by the Company to the Stockholders of certain registration rights, all as more fully set forth in this Agreement, are material inducements to the Company and the Stockholders to enter into the Stock Purchase Agreement and consummate the transactions contemplated thereby;

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Company's and the Stockholders' obligations, respectively, to consummate the Stock Purchase Agreement and transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements hereinafter set forth, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:



      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 1
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                                   ARTICLE I.
               RESTRICTIONS ON TRANSFER OF RESTRICTED SECURITIES.

1.1.     Certain Definitions.  For purposes of this Agreement,

         (a) "Affiliate" means, with respect to a specified person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the specified person or entity. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement or otherwise.

         (b) "Permitted Transfer" means any of the following Transfers in which the transferee executes and delivers to the Company a counterpart signature page to this Agreement, agreeing that such transferee and the Restricted Securities Transferred to such transferee will be bound by all of the terms and conditions of this Agreement: (i) a Transfer by a Stockholder that is a natural person, without consideration and for bona fide estate planning purposes, to the spouse of such Stockholder, to a natural or adoptive child of such Stockholder or to a trust established for the benefit of such spouse and/or children, or (ii) a Transfer by a Stockholder that is not a natural person to any Affiliate of such Stockholder or to any beneficiary, officer, director, partner, member or retired partner or member of such Stockholder or its Affiliates (collectively, "Related Parties").

         (c) "Restricted Securities" means (i) all shares of CCO Common issued, or to be issued in the future, to the Stockholders pursuant to the Stock Purchase Agreement, including without limitation, any shares of CCO Common that are or were Holdback Shares and any shares of CCO Common that constitute a portion of any Earnout Amount payable thereunder and (ii) any equity securities of the Company (and any other securities of the Company that are, or may be with the passage of time or the occurrence of one or more events, convertible into equity securities of the Company), issued in respect of the shares described in clause (i), including without limitation, pursuant to any stock dividend, stock split or recapitalization of the Company.

         (d) "Transfer" means any sale, assignment, grant of option to purchase (but only to the extent an optionee's exercise of such option on the first date on which it becomes exercisable would otherwise be a Transfer hereunder), pledge, hypothecation, transfer or other disposition or encumbrance of any Restricted Security, or any beneficial interest therein, or the entry into any binding contract, agreement or arrangement providing for any of the foregoing.

1.2.     Restrictions on Transfer.

         (a) Restrictions Applicable to All Stockholders. No Stockholder may voluntarily Transfer any Restricted Security unless (i) the requirements of
Article II have been satisfied in full and (ii) the Transfer is either (A) a Permitted Transfer or (B) a bona

      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 2
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fide Transfer, in which the consideration is payable solely in cash or cash equivalents, to a third party following full compliance with the requirements of
Section 1.3.

         (b) Restrictions Applicable to Only Principal Stockholders.

                  (i) One Year Restriction. No Principal Stockholder may voluntarily Transfer any Restricted Security (other than pursuant to a Permitted Transfer) prior to the one-year anniversary of this Agreement.

                  (ii) Two Year Restriction. No Principal Stockholder may voluntarily Transfer any Restricted Security (other than pursuant to a Permitted Transfer) prior to the two-year anniversary of this Agreement, other than the Transfer after the one-year anniversary of this Agreement of a number of shares of CCO Common that, together with all other such Transfers by such Principal Stockholder, does not exceed 50% of the aggregate number of shares of CCO Common issued to such Stockholder on or before the date of such Transfer pursuant to the Stock Purchase Agreement, including without limitation, any shares of CCO Common that are or were Holdback Shares and any shares of CCO Common that constitute a portion of any Earnout Amount payable thereunder.

         (c) Non-Compliant Transfers Void. Any voluntary Transfer of Restricted Securities that is not made in full compliance with the requirements of this
Section 1.2 will be null and void, and the Company (and any transfer agent for the securities of the Company) will refuse to recognize such attempted Transfer and to reflect on its records any change in record ownership of Restricted Securities pursuant to such attempted Transfer.

         (d) Hedging Permitted. Notwithstanding anything to the contrary herein, the Stockholders shall be permitted to engage, directly or indirectly, in any zero cost collar or similar type of collar hedging transactions ("Permitted Hedge Transactions"), in accordance with applicable securities laws and subject to the provisions of Section 1.4. Stockholders shall not be permitted to engage in any "short sales" (as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Notwithstanding anything to the contrary herein, in connection with Permitted Hedge Transactions,

                  (i) short sales engaged in by a brokerage firm solely in connection with the Permitted Hedge Transaction(s) shall be permitted;

                  (ii) each Stockholder may pledge Restricted Securities to its brokerage firm as security for its obligations in connection with Permitted Hedge Transactions; and

                  (iii) each Stockholder may take any further action that is reasonably necessary, in the good faith judgment of such Stockholder, to effect such Permitted Hedge Transaction.

      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 3
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It is the intention of the parties that, subject only to Section 1.4, each
Stockholder be permitted to engage in Permitted Hedge Transactions notwithstanding any other provision of this Agreement.

1.3.     Rights of First Refusal.

         (a) Sale Notice. Whenever and as often as any Stockholder desires to sell any Restricted Securities in reliance on Section 1.2(a)(ii)(B), such Stockholder (the "Selling Holder") must give the Company a notice to such effect (the "Sale Notice"), setting forth (i) the number of Restricted Securities that the Selling Holder desires to sell (the "Offered Securities"), (ii) the name of the person to whom the Selling Holder desires to make such sale (the "Transferee") or that the Selling Holder desires to effect an open market sale of the Offered Securities and (iii) the other material terms and conditions of such sale, if any.

         (b) Company's Right to Purchase.

                  (i) Right to Purchase. Upon receipt of a Sale Notice, the Company will have the right and option (but not the obligation) to purchase all or any portion of the Offered Securities at the Market Price (as defined in Section 1.3(b)(iii)). The Company will be entitled to exercise this right at any time before 5:00 pm Central Time on the next Trading Day (as defined hereafter) immediately following the day on which the Company receives the Sale Notice (the "Company Exercise Period"). A "Trading Day" is any day on which the New York Stock Exchange is open for trading for at least four hours (excluding any period of time during which trading of CCO Common on the New York Stock Exchange is suspended or halted).

                  (ii) Manner of Exercise. To exercise such purchase right, the Company must give a notice of exercise (a "Company Exercise Notice") to the Selling Holder during the Company Exercise Period. The Company Exercise Notice must set forth the number of Offered Securities that the Company is willing to purchase and must contain the Company's irrevocable offer to purchase such Offered Securities in accordance with Section 1.3(c). Failure of the Company to deliver a valid Company Exercise Notice during the Company Exercise Period will be deemed a waiver of the Company's purchase right for the proposed transaction described in the Sale Notice.

                  (iii) Market Price. The "Market Price" will be the greater of
         (A) the closing price of the CCO Common on the New York Stock Exchange on the Trading Day immediately preceding the day on which the Selling Holder delivers the Sale Notice to the Company (or, if the Sale Notice is delivered later than 4:00 p.m., New York City time, on a Trading Day, the closing price of the CCO Common on the New York Stock Exchange on the Trading Day on which the Sale Notice is delivered to the Company) and (B) the closing price of the CCO Common on the New York Stock Exchange on the Trading Day immediately preceding the day on which the Company delivers the Company Exercise Notice



      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 4
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         to the Selling Holder (or, if the Company Exercise Notice is delivered later than 4:00 p.m., New York City time, on a Trading Day, the closing price of the CCO Common on the New York Stock Exchange on the Trading Day on which the Company Exercise Notice is delivered to the Selling Holder).

         (c) Closing of Rights of First Refusal. If the Company offers to purchase any or all of the Offered Securities pursuant to Section 1.3(b)(ii), the closing of the purchase and sale of such Offered Securities will occur on the third Trading Day immediately following the day on which the Company delivers the Company Exercise Notice. At least one Trading Day prior to such date, the Selling Holder must deliver wire transfer instructions (if funds are to be wired) to the Company. The consummation of the purchase and sale of such Offered Securities will be effected by the Selling Holder's delivery to the Company of the Offered Securities (free and clear of any restrictions, liens or claims) and such other instruments of transfer as the Company may reasonably request (including delivery of the certificate(s) representing the securities being purchased, properly endorsed for transfer), against payment by the Company of the purchase price therefor.

         (d) Failure to Purchase All Offered Securities. If the Company does not consummate the purchase of all of the Offered Securities pursuant to Section 1.3(c), the Selling Holder may sell the Offered Securities not so purchased. Any sale pursuant to this Section 1.3(d) must be consummated during the 90-day period commencing on the expiration of the Company Exercise Period. Any Transfer of such Offered Securities that does not comply with the terms of this Section 1.3(d) will constitute a new sale that will be subject to the requirements of this Section 1.3 de novo.

1.4.     Right to Purchase Shares Subject to Permitted Hedge Transactions.

         (a) Permitted Hedge Transaction Notice. Whenever and as often as any Stockholder has a bona fide good faith intention to enter into a Permitted Hedge Transaction as contemplated by Section 1.2(d), such Stockholder (the "Hedging Holder") must give the Company a notice to such effect (the "Hedging Notice"), setting forth (i) the number of Restricted Securities that the Selling Holder desires to subject to a Permitted Hedge Transaction (the "Hedged Securities") and (ii) the other material terms and conditions of such Permitted Hedge Transaction to the extent ascertainable.

         (b) Company's Right to Purchase.

                  (i) Right to Purchase. Upon receipt of a Hedging Notice, the Company will have the right and option (but not the obligation) to purchase all or any portion of the Hedged Securities at the Option Price (as defined in Section 1.4(b)(iii)). The Company will be entitled to exercise this right at any time before 5:00 pm Central Time on the fifth Trading Day immediately following the day on which the Company receives the Hedging Notice (the "Company Option Period").

                  (ii) Manner of Exercise. To exercise such purchase right, the Company must give a notice of exercise (a "Company Option Notice") to the


      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 5

         Hedging Holder during the Company Option Period. The Company Option Notice must set forth the number of Hedged Securities that the Company is willing to purchase and must contain the Company's irrevocable offer to purchase such Hedged Securities in accordance with Section 1.4(c). Failure of the Company to deliver a valid Company Option Notice during the Company Option Period will be deemed a waiver of the Company's purchase right for the proposed transaction described in the Hedging Notice.

                  (iii) Market Price. The "Option Price" will be the greater of
         (A) the closing price of the CCO Common on the New York Stock Exchange on the Trading Day immediately preceding the day on which the Hedging Holder delivers the Hedging Notice to the Company (or, if the Hedging Notice is delivered later than 4:00 p.m., New York City time, on a Trading Day, the closing price of the CCO Common on the New York Stock Exchange on the Trading Day on which the Hedging Notice is delivered to the Company) and (B) the closing price of the CCO Common on the New York Stock Exchange on the Trading Day immediately preceding the day on which the Company delivers the Company Option Notice to the Hedging Holder (or, if the Company Option Notice is delivered later than 4:00 p.m., New York City time, on a Trading Day, the closing price of the CCO Common on the New York Stock Exchange on the Trading Day on which the Company Option Notice is delivered to the Hedging Holder).

         (c) Closing of Right to Purchase. If the Company offers to purchase any or all of the Hedged Securities pursuant to Section 1.4(b)(ii), the closing of the purchase and sale of such Hedged Securities will occur on the third Trading Day immediately following the day on which the Company delivers the Company Option Notice. At least one Trading Day prior to such date, the Hedging Holder must deliver wire transfer instructions (if funds are to be wired) to the Company. The consummation of the purchase and sale of such Hedged Securities will be effected by the Hedging Holder's delivery to the Company of the Hedged Securities (free and clear of any restrictions, liens or claims) and such other instruments of transfer as the Company may reasonably request (including delivery of the certificate(s) representing the securities being purchased, properly endorsed for transfer), against payment by the Company of the purchase price therefor.

         (d) Failure to Purchase All Hedged Securities. If the Company does not consummate the purchase of all of the Hedged Securities pursuant to Section 1.4(c), the Hedging Holder may enter into the Permitted Hedge Transaction described in the Hedging Notice with respect to the Hedged Securities not so purchased. Any Permitted Hedge Transaction pursuant to this Section 1.4(d) must be established during the 10 Trading Day period commencing on the expiration of the Company Option Period. In the event such Permitted Hedge Transaction is not established during such 10 Trading Day period, such Hedged Securities may not become subject to a Permitted Hedge Transaction without compliance with the requirements of this Section 1.4 de novo.

         (e) Assignment Permitted. The Company shall have the right and option to assign all or any portion of its rights to purchase pursuant to this Section
1.4 to Clear



      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 6
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Channel Communications, Inc. ("CCU"). In the event, and to the extent, of such assignment, CCU will be deemed to be the "Company" for all purposes under this
Section 1.4.

         1.5. Indirect Transfers. If a Related Party to which Restricted Securities have been Transferred in a Permitted Transfer is the subject of any event or transaction (or series of related events or transactions) by which such Related Party ceases to be a Related Party of the Stockholder originally holding such Restricted Securities (an "Indirect Transfer"), then such Indirect Transfer will be deemed to be a voluntary Transfer of the Restricted Securities held by such Related Party on the date of such Indirect Transfer and subject to the requirements and Company purchase rights set forth in Section 1.3.

                                  ARTICLE II.
                           SECURITIES LAWS PROVISIONS.

         2.1. Securities Laws Compliance. No Stockholder may voluntarily Transfer Restricted Securities unless (a) a registration statement is then in effect under the Securities Act covering such Transfer and such Transfer is made in accordance with such registration statement, or (b) (i) the Stockholder notifies the Company of the proposed Transfer and furnishes the Company with a written statement of the circumstances surrounding the Transfer, and (ii) if requested by the Company, the Stockholder furnishes the Company with an opinion of counsel satisfactory to the Company, at the Stockholder's expense, that such Transfer will not require registration of the subject Restricted Securities under the Securities Act or any filing or registration under applicable state securities and blue sky laws; provided, however, that no opinion of counsel will be required if the Transfer is pursuant to Rule 144 and the written statement furnished to the Company pursuant to clause (i) above contains sufficient information to enable the Company, in consultation with its counsel, to determine that the transferor has complied with the applicable requirements of Rule 144.

         2.2. Required Legends. Each certificate representing securities of the Company will bear a legend substantially in the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

         The Company will reissue, without such legend, any certificate representing securities of the Company, at the request of the holder thereof, at such time as all of the securities represented by such certificate become eligible for resale without compliance with the registration or qualification provisions of applicable federal and state securities laws.



      STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 7
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                                  ARTICLE III.
                               REGISTRATION RIGHTS

         3.1. Registrable Stock. "Registrable Stock" means all of the shares of CCO Common that constitute Restricted Securities; provided, however, that such shares will cease to be "Registrable Stock" (a) when they have been sold to or through a broker or dealer or underwriter in a distribution to the public or otherwise on or through the facilities of the national securities exchange, national securities association or automated quotation system on which the CCO Common is listed, (b) when a registration statement with respect to the sale of such shares has become effective under the Securities Act, and such shares have been disposed of in accordance with such registration statement, (c) when such shares have ceased to be outstanding or (d) when held by a person who may sell all of his, her or its shares of Registrable Stock under Rule 144 within a 90-day period.

         3.2. Demand Registration Rights.

                  (a) Demand Event. For purposes of this Article III, a "Demand Event" means the death of any of the Principal Stockholders.

                  (b) Demand. By written notice to the Company within ninety
         (90) days following a Demand Event (a "Demand"), the Stockholders holding not less than a majority of the Registrable Stock will have the right to demand the registration of the sale of all or any part of their Registrable Stock (a "Demand Registration") under the Securities Act on Form S-1 (or its equivalent) (a "Long Form Registration") or, if available to the Company, on Form S-3 (or its equivalent) (a "Short Form Registration"). Each Demand must specify the approximate number of shares of Registrable Stock to be registered and the Stockholders' intended method of distribution of such shares. The Stockholders, collectively, will be entitled to make only one Demand pursuant to this Agreement (excluding any Demand that the Company elects to not honor pursuant to Section 3.2(c)).

                  (c) Company Right to Dishonor Demand. The Company, at its election, may decline to honor a Demand at any time prior to the filing of a registration statement with respect to the Demand:

                           (i) if the aggregate expected offering price of the
                  Registrable Stock covered by the Demand (before deduction of underwriting discounts and expenses of sale), calculated on the basis of the average closing price per share of CCO Common on the New York Stock Exchange for the 15 consecutive trading days immediately preceding any day between (and including) the date of the Demand and the date on which the registration statement with respect to the Demand is filed, is less than $10,000,000 (if a Long Form Registration) or $5,000,000 (if a Short Form Registration);

                           (ii) that is made within 180 days after the effective
                  date of any Company registration with respect to which the Company provided a Piggyback Notice to the Stockholders; or


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                           (iii) if the Company notifies the Stockholders making
                  a Demand that it intends to file a registration statement other than pursuant to this Section 3.2 (a "Company Registration") and in which the Company intends to include the shares of Registrable Stock of such Stockholders that are the subject of the Demand within 60 days. In such event, no further Demand may be made until the first to occur of (A) the date that is 180 days after the effective date of such Company Registration, (B) the date on which such Company Registration is abandoned or withdrawn and (C) the date on which all securities registered pursuant to such Company Registration have been sold in accordance with the intended method of distribution thereof. The Company will promptly notify the Stockholders of the occurrence of any circumstance described in clause (B) or (C) above.

         3.3. Piggyback Registration Rights. If the Company proposes to register the sale or issuance of any of its equity securities under the Securities Act (other than (a) a registration solely in connection with an employee benefit or stock ownership plan, (b) a registration relating to a transaction covered by Form S-4 (or successor form), including a Rule 145 transaction or (c) a registration with respect to a transaction relating solely to the sale of debt or convertible debt instruments) and the registration form to be used may be used for the registration of the sale of Registrable Stock (a "Piggyback Registration"), the Company will give at least twenty (20) days prior notice to the Stockholders of its intention to effect such a registration (each, a "Piggyback Notice"). Subject to Section 3.4(c), the Company will include in the Piggyback Registration all Registrable Stock that the Stockholders designate by notice given to the Company within fifteen (15) days after the Company's delivery of the Piggyback Notice. The Stockholders will be entitled to participate in three Piggyback Registrations pursuant to this Agreement.

         3.4. Underwritten Offerings.

                  (a) Selection of Underwriters. The Demand Registration will not be underwritten. The lead managing underwriter for any underwritten Piggyback Registration will be selected by the Company.

                  (b) Underwriting Agreements. The Stockholders agree that in any underwritten registration involving Registrable Stock, the Stockholders desiring to have their shares of Registrable Stock included in such registration will (i) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to Section 3.4(a), (ii) sell such Registrable Stock on the basis provided in any underwriting arrangements relating thereto and (iii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that the Stockholders will not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Stockholders and their intended method of distribution of Registrable Stock.

                  (c) Cut Backs on Piggyback Registrations. If the managing underwriters of an underwritten Piggyback Registration advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 9

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         number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, and (ii) second, the Registrable Stock held by the Stockholders and the other securities requested to be included in such registration, on a pro rata basis.

         3.5. Withdrawal From and Termination of Registration.

                  (a) Withdrawal by the Stockholders. If the Stockholders make a Demand pursuant to Section 3.2 or elect to participate in a Piggyback Registration pursuant to Section 3.3, and thereafter one of more of such Stockholders elect to withdraw from or reduce their participation in such registration such that the Stockholders, collectively, will not have covered in the registration statement for such registration at least 50% of the Registrable Stock specified in the Demand or in the notice of participation in the Piggyback Registration (other than, in any such case, as a result of (i) the Company's postponement, termination or withdrawal of such registration pursuant to Section 3.2(c) or Section 3.5(b), (ii) the Company's reduction of the number of Stockholder shares eligible for participation in the Piggyback Registration pursuant to Section 3.4(c), (iii) any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, or (iv) the breach of this Agreement by the Company), such event will constitute a "Stockholder Withdrawal." A Demand Registration that is subject to a Stockholder Withdrawal will constitute the Stockholders' sole available Demand, and a Piggyback Registration that is subject to a Stockholder Withdrawal will constitute one of the Stockholders' available Piggyback Registrations, as the case may be, unless the Stockholders elect to reimburse the Company for all Registration Expenses incurred by the Company and its Affiliates in connection with such registration.

                  (b) Termination of Piggyback Registration. The Company will have the right to terminate or withdraw any Piggyback Registration prior to the effectiveness of the registration statement filed in connection therewith; provided, however, that the Company must pay all Registration Expenses associated with such terminated or withdrawn registration and such terminated or withdrawn registration will not be deemed to constitute one of the Stockholders' available Piggyback Registrations.

         3.6. Registration Procedures. In connection with the Demand Registration and each Piggyback Registration, the Company will use commercially-reasonable efforts to effect the registration and the sale of the securities to be sold therein in accordance with the intended method of distribution thereof and will:

                  (a) prepare and file with the Commission at the earliest practicable time, but, with respect to a Demand Registration in no event later that 75 days after the Demand, a registration statement with respect to such securities, and use commercially-reasonable efforts to cause such registration statement to become effective at the earliest practicable time;

                  (b) permit a representative of the Stockholders, the underwriters, if any, and any attorney or accountant retained by such Stockholders or underwriter to participate, at


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 10

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         each such person's own expense, in the preparation of the registration statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

                  (c) prepare and file with the Commission such amendments and post-effective amendments to the registration statement and supplements to the prospectus used in connection therewith as may be required by the rules, regulations or instructions applicable to the registration form used by the Company, or by the Securities Act or rules and regulations thereunder, as may be necessary to keep such registration statement continuously effective for a period of 120 days in the case of a Demand Registration and 90 days in the case of a Piggyback Registration or, if less in each case, the period in which the Stockholders actually complete the distribution described in the registration statement relating thereto (it being understood by the Stockholders that the Company will not be obligated to register any Registrable Stock on a "shelf" registration pursuant to Rule 415 as promulgated pursuant to the Securities Act (or any successor or similar rule) or otherwise to register Registrable Stock on a continuous or delayed basis);

                  (d) at least three (3) days prior to the filing of any registration statement or prospectus, any amendment or supplement to such registration statement or prospectus or any document that is to be incorporated by reference into such registration statement or prospectus, furnish a copy thereof to the Stockholders or their counsel;

                  (e) deliver to the Stockholders and the underwriters, if any, without charge, as many copies of each prospectus (and each preliminary prospectus) as they may reasonably request (the Company hereby consenting to the use of each such prospectus (or preliminary prospectus) by the Stockholders and the underwriters, if any, in connection with the offering and sale of the Registrable Stock covered by such prospectus (or preliminary prospectus)) and a reasonable number of copies of the then-effective registration statement and any post-effective amendments thereto and any supplements to the prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (f) use commercially-reasonable efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and keep such registration or qualification effective during the period set forth in
         Section 3.6(c), and do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition in such jurisdictions of the Registrable Stock owned by the Stockholders; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause, (ii) to subject itself to taxation to which it is not otherwise subject in any such jurisdiction, (iii) to consent to general service of process in any such jurisdiction or (iv) to


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 11 comply with requirements under so-called "fair, just and equitable standards" under state securities laws;

                  (g) notify the Stockholders, at any time that a prospectus covered by a registration statement filed pursuant to a Demand Registration or a Piggyback Registration in which the Stockholders participate is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge and as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Stockholders, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Stockholders, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (h) cause all securities covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                  (i) provide a transfer agent and registrar for all securities covered by such registration statement not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                  (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as may be reasonably required to expedite or facilitate the disposition of the securities covered by such registration statement;

                  (k) otherwise use commercially-reasonable efforts to comply with the provisions of the Securities Act and all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, covering a period of at least twelve
         (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement; and

                  (l) upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use commercially-reasonable efforts promptly to obtain the withdrawal of such order.

Each Stockholder agrees that upon receipt of any notice from the Company of the happening of any event described in Section 3.6(g), he, she or it will discontinue its disposition of securities pursuant to such registration statement until it receives copies of the supplemented or amended


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 12 prospectus contemplated by Section 3.6(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Stockholder's possession of the prospectus that was in effect at the time of receipt of such notice. If the Company gives such notice under Section 3.6(g), the period specified in Section 3.6(c) for maintaining the effectiveness of the registration will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Stockholder selling securities covered by such registration statement receives a copy of the supplemented or amended prospectus contemplated by Section 3.6(g).

         3.7. Registration Expenses. The Company will pay the Registration Expenses (as defined below) in connection with the Demand Registration and the Piggyback Registrations in which the Stockholders are entitled to participate pursuant to this Agreement. All other expenses will be paid by the holders of securities included in such registrations, pro rata among such holders on the basis of the number of shares of stock of each such holder included in the registration. The term "Registration Expenses" means any expenses incident to the Company's performance of or compliance with this Article III, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants, expenses of the underwriters (excluding discounts and commissions, which will be paid by the Stockholders and any other selling holders out of the proceeds of the offering to the extent that they participate in an underwritten sale of their securities) and the fees and expenses of any other persons retained by the Company in connection with the registration.

         3.8. Indemnification.

                  (a) Indemnification by the Company. With respect to a registration of Registrable Stock pursuant to this Agreement, the Company agrees to indemnify, to the extent permitted by law, each Stockholder (and, with respect to any Stockholder that is not a natural person, its officers, directors and each person who controls (within the meaning of the Securities Act) such Stockholder) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus in which such Stockholder is participating (or any amendment thereof or supplement thereto) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any one or more Stockholders for use therein.

                  (b) Indemnification by the Stockholders. With respect to a registration of Registrable Stock pursuant to this Agreement, each Stockholder participating in such registration will furnish to the Company in writing such information and affidavits as the Company may reasonably request for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the underwriters, the Company, and the other selling stockholders and their respective directors, officers and controlling persons against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained



     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 13 in the registration statement, prospectus or preliminary prospectus (or any amendment thereof or supplement thereto) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such Stockholder in connection with such registration statement; provided, however, that each Stockholder's obligation to indemnify will be individual to such Stockholder and will be limited to the net amount of proceeds received by such Stockholder from the sale of Registrable Stock pursuant to such registration statement.

                  (c) Notice; Defense of Claims. Any party entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) Contribution. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation of each Stockholder to contribute will be individual to such Stockholder and will be limited to the amount by which the net amount of proceeds received by such Stockholder from the sale of Registrable Stock exceeds the amount of losses, liabilities, damages and expenses that the Stockholder has otherwise been required to pay by reason of such statements or omissions.

                  (e) Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the



     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 14 indemnified party or any officer, director or controlling person of such indemnified party and will survive the registration and sale of any securities and the expiration or termination of this Agreement.

                  (f) Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the indemnification provisions of this Agreement, the provisions of the underwriting agreement will control.

         3.9. Controlling Person. If any such registration or comparable statement refers to any Stockholder by name or otherwise as the holder of any securities of the Company and if, in the reasonable, good faith judgment of such Stockholder, such Stockholder is or might be deemed to be a controlling person of the Company, such Stockholder will have the right to (a) participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Stockholder and his, her or its counsel should be included, (b) require the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Stockholder, to the effect that the holding of such securities by such Stockholder is not to be construed as a recommendation by such Stockholder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Stockholder will assist in meeting any future financial requirements of the Company or (c) require, if such reference to such Stockholder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Stockholder; provided, however, that with respect to this clause (c), such Stockholder must furnish to the Company an opinion of counsel to such effect, which opinion of counsel must be reasonably satisfactory to the Company.

         3.10. Market Stand-Off Agreement. For a period of 180 days following the effective date of any underwritten public offering of equity securities by the Company (or for such shorter period as may be allowed by the managing underwriter or underwriters of such offering), the Stockholders will agree to such restrictions as such managing underwriter or underwriters may request with respect to the sale, transfer or other disposition of the Company's equity securities (or derivatives or any interest therein), provided that all directors and executive officers of the Company agree to similar restrictions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the CCO Common or other equity securities of the Stockholders until the end of such period.

         3.11. No Inconsistent Agreements. The Company may not, without the prior written consent of the Stockholders holding a majority of the Registrable Stock, hereafter enter into any agreement with respect to its securities that grants registration rights to any holders of equity securities that would violate the rights granted to the Stockholders in this Agreement.

                                  ARTICLE IV.
                                    RULE 144

With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act (or any other similar rule or regulation of the Commission that may at any



     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 15 time permit the investors to sell securities of the Company to the public without registration but excluding Rule 144A promulgated under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time) ("Rule 144"), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination;

                  (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and such reports and other documents as is required for the applicable provisions of Rule 144; and

                  (d) furnish to the Stockholders so long as such Stockholders own any Registrable Stock, promptly upon request, such information as may be reasonably requested to permit the Stockholders to sell such securities pursuant to Rule 144 without registration.

This Article IV will terminate and be of no further force or effect on the first date that the Stockholders are able to sell all of the shares of Registrable Stock owned by them under Rule 144(k).

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS.

         5.1. Termination. This Agreement will terminate and be of no further force or effect (except as provided in Section 3.8(e)) upon the earliest to occur of (a) the written agreement of the Company and each other party to this Agreement at the time of such agreement, (b) the date on which no securities are Restricted Securities or Registrable Stock, and (c) the ten-year anniversary of the date of this Agreement.

         5.2. Legends on Certificates. During the term of this Agreement, each certificate or other instrument representing shares of Restricted Securities will bear, in addition to any legend required pursuant to the terms of Section 2.2, a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 1, 2006, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 16

         COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

The Company will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement. Each Stockholder agrees and consents to the entry of stop transfer instructions by the Company or any such transfer agent in order to enforce the restrictions on transfer established in this Agreement.

         5.3. Notices. All notices and other communications under this Agreement must be in writing and will be deemed given (a) when delivered personally or by courier service, (b) on the third business day after being mailed by certified mail, return receipt requested or (c) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile, to the parties at the following addresses or facsimile numbers (or to such other address or facsimile number as such party may have specified by notice given to the other party pursuant to this provision):

         If to the Company:         Clear Channel Outdoor, Inc.
                                    2850 E. Camelback Road
                                    Phoenix, Arizona  85016
                                    Facsimile:  (602) 957-8602
                                    Attention:  President

                                    with a copy (which will not constitute
                                    notice) to:
                                    Fulbright & Jaworski L.L.P.
                                    300 Convent Street, Suite 2200
                                    San Antonio, Texas 78205-3792
                                    Facsimile: (210) 270-7205
                                    Attention:  Daryl L. Lansdale, Jr.

         If to any Stockholder:     To the address for such Stockholder on
                                    the books and records of the Company as
                                    the same may be changed from time to time by notice from such Stockholder to the Company in accordance with this Section
                                    5.3.

                                    with a copy (which will not constitute
                                    notice) to:

                                    Morgan, Lewis & Bockius LLP
                                    1701 Market Street
                                    Philadelphia, PA 19103
                                    Facsimile:  (215) 963-5001
                                    Attention:  Richard B. Aldridge

         5.4. No Third Party Beneficiaries. Nothing in this Agreement will create, confer or be deemed to create or confer any third party beneficiary rights in any person or other legal entity not party to this Agreement.

         5.5. Assignment. The rights and obligations of the Stockholders pursuant to this Agreement are not assignable except that such rights and obligations as they relate to a particular


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 17 security will be automatically assigned to any transferee of such security if such security was Transferred in a Permitted Transfer; provided, however, that the rights under Article III and Article IV with respect to any securities subject to a subsequent Indirect Transfer will be null and void and of no further force and effect upon the consummation of such Indirect Transfer. The Company may assign its rights and obligations under this Agreement to any Affiliate or, with the prior written consent of the Stockholders holding a majority of the Restricted Securities then outstanding, to any other person or other legal entity. Any attempted assignment of such rights and obligations in violation of this Section 5.5 will be null and void. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         5.6. Amendment. No amendment, modification or supplement of or to this Agreement will be effective unless made in writing and signed by the Company and the Stockholders holding a majority of the Restricted Securities then outstanding.

         5.7. Waivers. No waiver of any provision of this Agreement, or consent to any departure from its terms, will be effective unless made in writing and signed by the party giving such waiver or consent. No action (other than a waiver) taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver, by the party taking such action, of the other party's compliance with any covenant or agreement contained in this Agreement. No delay or omission on the part of any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any other right or remedy. No waiver by any party of any right or remedy under this Agreement on any one occasion will be deemed a bar to or waiver of the same or any other right or remedy on any future occasion. No partial exercise of any right or remedy under this Agreement by any party will preclude any further exercise thereof or the exercise of any other right or remedy.

         5.8. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

         5.9. Construction of Provisions.

                  (a) Fair Meaning. Every term and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against any party because such party or its legal counsel drafted this Agreement or such provision.

                  (b) Time. Time is of the essence with respect to this Agreement.

                  (c) Variation of Pronouns. All pronouns and any variations thereof will be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person may require.

                  (d) Headings. The headings in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.


     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 18

                  (e) References. Except as otherwise specifically provided, any reference to any article or section will be deemed to refer to such article or section of this Agreement.

                  (f) Severability. If any provision of this Agreement, as applied to any party or to any circumstance, is held invalid, illegal or unenforceable by any court of competent jurisdiction, (i) such provision, as applied to such party or such circumstance, is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable law, (ii) the application of such provision to any other party or to any other circumstance will not be affected or impaired thereby and (iii) the validity, legality and enforceability of the remaining provisions of this Agreement will remain in full force and effect.

         5.10. Business Days. If the last or appointed day for the taking of any action required under this Agreement, or the expiration of any right granted in this Agreement, is a Saturday, Sunday or legal holiday in either the State of Pennsylvania or the State of Texas, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday in either the State of Pennsylvania or the State of Texas.

         5.11. Entire Agreement. This Agreement (together with the Stock Purchase Agreement) represents, and is intended to be, a complete statement of all of the terms and the arrangements between the Company and the Stockholders with respect to the matters provided for herein, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the Company and the Stockholders with respect to those matters.

         5.12. Remedies. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by applicable law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach by a party of the provisions of this Agreement and that the any party may in its sole discretion apply to a court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief to enforce or prevent violation of the provisions of this Agreement.

         5.13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws or any other principle that could result in the application of the laws of any other jurisdiction.

         5.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same instrument.


             * * * REMAINDER OF PAGE INTENTIONALLY LEFT BLANK * * *

     STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - PAGE 19

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first written above.

                                        COMPANY:

                                        CLEAR CHANNEL OUTDOOR HOLDINGS, INC., A
                                             DELAWARE CORPORATION



                                        By:    /s/ Kurt Tingey
                                               --------------------------------
                                        Name:  Kurt Tingey
                                        Title: Executive Vice President,
                                               Americas Chief Financial Officer
                                               and Treasurer





                                        PRINCIPAL STOCKHOLDERS:

                                        MARK T. LIEBERMAN



                                               /s/ Mark T. Lieberman
                                               ---------------------------------


                                        DEBORAH S. LIEBERMAN



                                               /s/ Deborah S. Lieberman
                                               ---------------------------------


                                        THE TRUST (LIVING) OF MARIANNE LIEBERMAN



                                        By:    /s/ Marianne Lieberman
                                               --------------------------------
                                               Marianne Lieberman, Trustee



                                        THE TRUST (LIVING) OF CAROLYN M. GRANT



                                        By:    /s/ Carolyn M. Grant
                                               ---------------------------------
                                               Carolyn M. Grant, Trustee


 STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - SIGNATURE PAGE 1

                                        ADDITIONAL STOCKHOLDERS:

                                        MOLLY A. MCGUIRE LIEBERMAN



                                               /s/ Molly A. McGuire Lieberman
                                               ---------------------------------



                                        KAREN LIEBERMAN-DALY



                                               /s/ Karen Lieberman-Daly
                                               ---------------------------------



                                        RICHARD L. FRICK



                                               /s/ Richard L. Frick
                                               ---------------------------------



                                        LIEBERMAN BUSINESS TRUST, A PENNSYLVANIA
                                             BUSINESS TRUST



                                        By:    /s/ Deborah S. Lieberman
                                               ---------------------------------
                                               Deborah S. Lieberman, Trustee


 STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT - SIGNATURE PAGE 2